EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 29, 2002 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Entity

The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (Asia) Finance Holdings L.L.C.	Delaware
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
GS Financial Services L.P. (Del)	Delaware
Goldman Sachs Capital Markets, L.P.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs Mortgage Company	New York
Goldman Sachs Credit Partners L.P.	Bermuda
Goldman Sachs Holdings (Netherlands) B.V.	Netherlands
Goldman Sachs Mitsui Marine Derivative Products, L.P.(1)	Delaware
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman, Sachs & Co. oHG	Germany
Goldman Sachs Financial Markets, L.P.	Delaware
GS Hull Holding, Inc.	Delaware
The Hull Group, L.L.C.	Illinois
Hull Trading UK Limited	United Kingdom
SLK - Hull Derivatives L.L.C.	Delaware
SLK LLC	New York
Spear, Leeds & Kellogg, L.P.	New York
SLK Holdings, Inc.	Delaware
SLK Acquisition Co.	Delaware
First Options of Chicago, Inc.	Delaware

(1)	Represents a joint venture owned by Goldman Sachs Holdings (Netherlands) B.V. (49%), Mitsui Sumitomo Insurance Co., Ltd. (50%) and GSMMDPGP Inc. (1%).